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                                                                   Exhibit 10.48

                                    ADDENDUM
                                       TO
                       PREMIER AMUSEMENT VENDOR AGREEMENT

     This Addendum ("Addendum") amends the Premier Amusement Vendor Agreement (the "Agreement") by and between Best Vendors Co. ("Best Vendors") and American Coin Merchandising, Inc. (d/b/a Sugarloaf Creations, Inc.), a Delaware

corporation ("Premier Vendor").

AGREEMENT:

     In consideration of the terms and conditions contained in the Agreement and this Addendum to the Agreement, Best Vendors ("we" or "us" or "our") and Premier Vendor ("you" or "your") agree to the terms in this Addendum. All capitalized terms in this Addendum not otherwise defined have the meanings given to them in the Agreement.

     1. Controlling Provisions. To the extent that the terms in this Addendum are different from or contrary to any terms in the Agreement (including any attachment, schedule, exhibit or document specifically incorporated into the Agreement), the terms in this Addendum shall prevail. References to the "Agreement" refer to the Agreement as modified by this Addendum.

     2. Section 1. The word "sole" in the third sentence of Section 1 is hereby deleted and replaced with the word "reasonable."

     3. Section 1. The last sentence of Section 1 is hereby deleted and replaced with the following: "You agree to cooperate with us in connection with our termination of our existing vendors that you will replace. [ ]

     4. Section 2. At the end of Section 2, the words "or otherwise" are hereby deleted and replaced with the following: "or other expenditures or commitments to meet your obligations under this Agreement."

     5. Section 3. After the words "nontransferable right" in Section 3, the following is hereby inserted: "(except as permitted in Section 23 below)."

     6. Section 3. The following is added at the end of Section 3: "The addition of any Facilities to the Schedules shall be subject to the mutual consent of the parties."

     7. Section 5. The words "as may be deem appropriate" are hereby deleted from the fourth sentence in Section 5.

     8. Section 7. The last two sentences of Section 7 are hereby deleted and replaced with the following: "You will retain counsel reasonably acceptable to us and defend such action, suit or proceeding at your expense. We shall be entitled to participate in settlement or defense through your counsel. No settlement shall be agreed to by either you or us unless the other party consents, which consent shall not be unreasonably withheld. If we refuse to consent to a proposed settlement that includes


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a complete release of us and does not include any non-monetary terms which are materially adverse to us, you shall not have any indemnification responsibility to us for damages in excess of such proposed settlement amount or for expenses incurred subsequent to such refusal."

     9. Section 8. The following sentence is hereby added after the existing first sentence of Section 8: "The insurance required by this provision may include such coverage as provided by excess or umbrella insurance written on an occurrence coverage form."

     10. Section 8. Only 10 days prior written notice is required by your insurance company of a proposed cancellation, modification or reduction of your insurance based on the nonpayment of premiums. No notice of a proposed modification or reduction of your insurance is required based on claims against the policies provided that you are required to immediately notify us if claims reduce the then available insurance coverage below 80% of that required by
Section 8 of the Agreement. Further, we may require you to acquire additional insurance in order that you are maintaining the insurance amounts required by
Section 8 of the Agreement.

     11. Section 11. The words "or like new" are hereby inserted in the second sentence of Section 11 after the word "new."

     12. Section 11. The word "our" in the third sentence of Section 11 is hereby replaced with "the customer's."

     13. Section 12. The reference to "five (5) days" in Section 12 is hereby changed to "ten (10) business days."

     14. Section 12. In the last sentence of Section 12, "one percent (1%)" is hereby changed to "[ ]."

     15. Section 16(b). The following is hereby inserted after the word "disclosures" in the last sentence of Section 16(b): "that are not required by law." You agree to provide us with samples of your proposed disclosures relating to the Agreement and agree to request confidential treatment of such portions as we may request.

     16. Section 20(b). In the third sentence of Section 20(b), the word "will" is hereby changed to "may."

     17. Section 21. The following is added prior to the first and second sentence of Section 21: "During the term of this Agreement,". In addition, the word "knowingly" is hereby inserted prior immediately prior to the word "engage" in the first sentence in Section 21.

     18. Section 23(b). The following is hereby inserted after the word "withheld" in Section 23(b): "; provided, however, that our consent shall not be required in connection with a merger by you or a sale of substantially all of your assets if the other party thereto (i) agrees to be bound by the terms of the Agreement, (ii) the successor to this Agreement is not a competitor of ours, and (iii) the post-transaction successor is reasonably believed by us to be capable and willing to satisfy your obligations under the Agreement."

     19. Section 23(b). We consent to your assignment of your rights under the Agreement to your existing franchisees identified by name and location to us in writing on the date of this Agreement, provided that you remain liable for the franchisees' performance under the Agreement.


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     20. Section 23. The reference to "[ ]" in Section 23(b) is hereby changed to "[ ]."

     21. Section 23(c). The third and fourth sentences of Section 23(c)
beginning "The arbitrator . . . ." and "If they cannot . . . ." are hereby deleted in their entirety.

     22. [ ]

     23. Commission (Fee and Commission Schedule). The reference to "tenth
(10th)" in the Commission section is hereby changed to "fifteenth (15th)."

     24. Commission (Fee and Commission Schedule). The words "or an annual basis" are hereby deleted from the Commission section and the word "or" is hereby added prior to the word "upon" in the same sentence.

     25. Performance Guaranty Amount (Fee and Commission Schedule). The Performance Guaranty Amount shall be computed on an Account-by-Account basis rather than a Facility-by-Facility basis. You and we agree that the "Prior Annualized Gross Sales" amounts identified on each Facility Schedule are correct to the best of the knowledge of you and us (but no knowledge is implied). The appropriate corrections to the Performance Guaranty Amount computation and prior Performance Guaranty Amount payments shall be made if it is determined that the "Prior Annualized Gross Sales" stated on the Schedules is incorrect.

     26. [ ]

     27. [ ]

     28. Facility Schedules - Effective Date. You and we agree to develop transition schedules which indicate the sequence of events planned to transition new Facilities to you. We will update the transition schedules from time to time in order to provide you the latest information as to when Facilities are expected to be available for installation of your Machines. You agree to be prepared to install Machines in accordance with the transition schedules and will use your best efforts to install Machines on an accelerated basis if Facilities are available earlier than contemplated by the transition schedules. You understand that certain existing vendors may move their Machines early or refuse to remove their Machines. We agree to use reasonable commercial efforts (excluding initiating an immediate lawsuit) to make Facilities available in accordance with the transition schedule but shall not be liable if existing vendors or Accounts cause delays. The Facility Schedules are subject to correction of typographical and clerical errors.

     29. Reference to and Effect on the Agreement. Except as specifically amended herein, the Agreement remains in full force and effect and is hereby ratified and confirmed.


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     This Addendum shall be effective as of February 1, 2000.

AMERICAN COIN MERCHANDISING, INC.           BEST VENDORS CO.
(d/b/a Sugarloaf Creations, Inc.)

By /s/ Randall Fagundo                      By /s/ Mark L. Wilson
   -----------------------                     -----------------------
Its    President & CEO                      Its    President
   -----------------------                     -----------------------
Date:  1/28/2000                            Date:  1/28/2000
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